Exhibit 99.3

                               MARKETING MATERIALS

                                       FOR

                 AMSTERDAM FEDERAL SAVINGS AND LOAN ASSOCIATION

                            STOCK CONVERSION CAMPAIGN

QUESTIONS AND ANSWERS BROCHURE
- --------------------------------------------------------------------------------
Cover Page

                                  [Bank's Logo]

                      Answers to Frequently Asked Questions
                         About Our Stock Conversion and
                          Your Opportunity to Invest in

                              AFSALA BANCORP, INC.

                         the Proposed Holding Company of
                 Amsterdam Federal Savings and Loan Association


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Questions and Answers Brochure
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Page 2

                                  Inside Cover

      You can be one of the initial stockholders of AFSALA Bancorp, Inc., the proposed holding company of Amsterdam Federal Savings and Loan Association. AFSALA Bancorp, Inc. is "going public" as part of Amsterdam Federal's conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank to be known as Amsterdam Federal Bank. Now you have the opportunity to invest in the Bank by purchasing stock in the initial offering of the holding company. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in AFSALA Bancorp, Inc.

Questions and Answers Brochure
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Page 3

ABOUT THE TRANSACTION
- ---------------------

1.    WHAT IS A CONVERSION?

      Amsterdam Federal Savings and Loan Association is now a federally chartered mutual savings and loan association with directors being elected by our members. After the Conversion, we will be a stock savings bank owned by a holding company. The holding company, AFSALA Bancorp, Inc., will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of common stock to certain depositors, borrowers , tax-qualified employee plans, directors, officers and employees of Amsterdam Federal and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering.

2.    WHAT IS AFSALA BANCORP, INC. AND WHY WAS IT FORMED?

      AFSALA Bancorp, Inc. is a newly organized holding company created by Amsterdam Federal specifically to purchase 100% ownership in Amsterdam Federal. The holding company currently has no stockholders, but is offering  shares of its  common  stock to certain  depositors,  borrowers, tax-qualified employee plans, directors, officers and employees of Amsterdam Federal and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering. The additional capital provided through the offering of AFSALA Bancorp, Inc. stock will support future banking activities and local expansion of the financial services currently offered through Amsterdam Federal.

3.    WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

      The Conversion and sale of stock will increase Amsterdam Federal's capital, enabling it to do many things, including possibly the following:

      - support  expansion  of  financial  services
      - enhance  ability to expand through acquisitions
      - better compete with other financial  institutions
      - facilitate future access to the capital markets

      Please review "Use of Proceeds" in the Prospectus for Amsterdam Federal and the holding company's initial plans with respect to the capital to be raised in the Conversion.

      There are certain risks in investing in AFSALA Bancorp, Inc. common stock. An offer is made only by a prospectus accompanied by a stock order form and certification. Please review the prospectus prior to making an investment decision, particularly the section entitled "Risk Factors".


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Questions and Answers Brochure
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Page 4

4.    WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN

      ACCOUNT?

      No. The Conversion will not affect the general terms of your savings account which will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) to the maximum legal limit. Your savings account is not being converted to stock. The obligations of borrowers under their loan agreements will not be affected.

5.    HOW DO I BENEFIT FROM THE CONVERSION?

      Eligible depositors and certain borrowers will be given the opportunity to subscribe or place an order to purchase stock in AFSALA Bancorp, Inc. and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable Amsterdam Federal to provide expanded services to its customers and the community.

ABOUT PURCHASING STOCK
- ----------------------

6.    WHO MAY PURCHASE STOCK?

      AFSALA Bancorp, Inc. is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase AFSALA Bancorp Inc.'s common stock during the Subscription Offering.

      - Eligible Account Holders. Persons who had a savings deposit of at least $50 at Amsterdam Federal on the Eligibility Record Date, March 31, 1995.

      -  Tax Qualified Employee Plans of Amsterdam Federal.

      - Supplemental Eligible Account Holders. Persons who had a savings deposit of at least $50 on the Supplemental Eligibility Record Date, June 30, 1996.

      - Other Members. Depositors and certain borrowers as of the Voting Record Date, _____________, 1996.

      -  Officers, Directors and Employees of Amsterdam Federal.

      AFSALA Bancorp, Inc. may, depending upon market conditions and the availability of shares, offer stock to certain persons in a public offering.


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Questions and Answers Brochure
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Page 5

7.    WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING
      OFFERED?

      The aggregate value of AFSALA Bancorp, Inc. stock has been determined by an independent, nationally recognized appraisal firm. The purchase price per share is $10.00. Up to 1,265,000 shares are being offered for sale (or up to 1,454,750 shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

8.    WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

      Yes. All subscribers, including Amsterdam Federal's Board of Directors and management, will pay the same price during the Offering.

9.    ARE DEPOSITORS OBLIGATED TO BUY STOCK?

      No.  But our depositors have a priority subscription right.

10.   HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

      The individual purchase limit is 15,000 shares. Individuals acting in concert or groups of persons may purchase up to 15,000 shares. The actual number of shares to be issued is expected to be between 935,000 and 1,265,000 (or up to 1,454,750 shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

11.   WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

      The minimum purchase limit is 25 shares.

12.   IS THE STOCK INSURED BY THE FDIC?

      No. Like any other common stock, AFSALA Bancorp, Inc. stock will not be insured by the FDIC or any governmental agency.

13.   IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY
      SHARES?

      AFSALA Bancorp, Inc. has applied to have the common stock quoted on the Nasdaq stock market under the symbol "AFED". No assurance can be given, however, that the AFSALA Bancorp, Inc.'s stock will be quoted on the Nasdaq stock market or that an active and liquid market for the common stock will develop or that an investor will be able to resell the common stock at or above the purchase price after Conversion.


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Questions and Answers Brochure
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Page 6

14.   WILL THERE BE ANY DIVIDENDS?

      AFSALA Bancorp, Inc. does not currently intend to pay dividends on its common stock. The declaration and payment of dividends are subject to, among other things, the financial conditions and results of operations of AFSALA Bancorp, Inc., Amsterdam Federal's compliance with its capital requirements, tax considerations, industry standards and other factors.

15.   HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR
      PAYMENT OF MY STOCK PURCHASES?

      Complete the stock order form and certification as instructed. Be sure to indicate the number of shares you wish to purchase and the total amount remitted (multiply the number of shares subscribed for by $10.00 per share.) Total payment for purchases in the Subscription Offering must accompany the order form and be received by AFSALA Bancorp, Inc. prior to 12:00 noon, Eastern time, on ________,1996. The payment options for stock purchases are as follows:

      - Check or money order sent or delivered to any Amsterdam Federal branch or the Stock Center. If payment is made by check or money order, interest will be earned at the passbook rate per annum until the Conversion is completed.

      - Withdrawal of funds from any existing account of Amsterdam Federal in an amount equal to the Purchase Price (which is $10.00 per share) times the number of shares ordered. Penalties for early withdrawal from an Amsterdam Federal account will be waived when purchasing stock in the Subscription Offering. Once authorization for withdrawal of funds has been made, the subscriber may not withdraw the designated amount unless the Plan of Conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the Conversion.

      - Orders of $25,000 or more must be paid by Amsterdam Federal account withdrawals, certified funds, cashier's check, or money orders.

      - IRA purchases. If you wish to purchase shares of AFSALA Bancorp, Inc. stock for an IRA account, either at Amsterdam Federal or elsewhere, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (518) ___-____ so that we may assist you with the appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.


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Questions and Answers Brochure
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Page 7

16.   MAY I CHANGE MY MIND?

      The stock order form you executed cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.   ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

      No. No person may transfer or enter into any agreement to transfer his or her subscription rights issued under the Plan of Conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the Conversion and may be subject to further government sanctions.

ABOUT MEMBERS' VOTING RIGHTS
- ----------------------------

18.   WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

      Depositors at the Voting Record Date of ____________, 1996 who continue to be depositors at the date of the Special Meeting are eligible to vote. Borrowers with loans outstanding on January 18, 1995 and through the Voting Record Date are also eligible to vote.

19.   HOW IS THE NUMBER OF VOTES DETERMINED?

      Each deposit account holder is entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holder's deposit accounts on the Voting Record Date. The maximum number of votes per person is 1,000. Each borrower who has voting rights is entitled to cast one vote, in addition to any votes a borrower has as a depositor.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE AFSALA BANCORP, INC. STOCK?

      No. Signing the proxy card and voting for the Conversion in no way obligates you to purchase AFSALA Bancorp, Inc. stock. All members are urged to vote for the Conversion.

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF
      CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE

      PLAN OF CONVERSION.

21.   WHAT HAPPENS IF I DON'T VOTE?

      Failing to vote could be equivalent to voting against the Plan of Conversion. YOUR VOTE IS EXTREMELY IMPORTANT! Please sign and mail your proxy card(s) now.

Questions and Answers Brochure
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Page 8

22.   MAY I COME TO THE SPECIAL MEETING AND VOTE?

      Yes. However, every member is encouraged to send a proxy card(s) to Amsterdam Federal prior to the meeting even if the member plans to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.   I RECEIVED MORE THAN ONE PROXY CARD.  CAN I VOTE THEM ALL?

      Yes. Please vote ALL the proxy cards you receive. You may have more than one account in different registrations. While some accounts have been consolidated, it is not permissible to consolidate all accounts.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

      No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

25.   IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL

      MEETINGS?

      No. After the Conversion, only stockholders will have voting rights. However, the operations of Amsterdam Federal and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.   HOW MAY I GET MORE INFORMATION?

      We hope that these questions and answers, combined with the Prospectus and the Proxy Statement, will help you better understand the Conversion and the stock offering. You are urged to carefully review the Prospectus and Proxy Statement before making an investment or voting decision. If you desire further information, please contact the Stock Center at:

                           Telephone: (518) ___-____

Questions and Answers Brochure
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Page 9

Back Cover

                          Amsterdam Federal Savings
                             and Loan Association

                                 Stock Center
                          Amsterdam Riverfront Center
                            1300 Riverfront Center
                           Amsterdam, New York 12010

                          Telephone: (518) ___-_____


THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED

FOLDER AND MANAGEMENT AND DIRECTORS PROFILE
- --------------------------------------------------------------------------------
Front Cover

                                 [Bank's Logo]

                             AFSALA Bancorp, Inc.

                         proposed holding company for

                Amsterdam Federal Savings and Loan Association

Folder and Management and Directors Profile
- --------------------------------------------------------------------------------
Page 2

Inside Front Cover

HEADER
- ------

Our Board of Directors and management show support and confidence in the future of Amsterdam Federal.

                Meet Our Board of Directors and Management Team.

Board of Directors of Amsterdam FS&LA and AFSALA Bancorp, Inc.
- --------------------------------------------------------------

John M. Lisicki                                 Daniel J. Greco
President and Chief Executive Officer

Ronald S. Tecler                                John A. Tecler, Jr.

John A. Kosinski, Jr.                           Joseph G. Opalka

Florence B. Opeila


Officers of Amsterdam Federal Savings and Loan Association:
- -----------------------------------------------------------
John M. Lisicki
President and Chief Executive Officer

James J. Alescio                                Benjamin W. Ziskin
Treasurer and Chief Financial Officer           Vice President and Chief Lending
                                                Officer


Officers of AFSALA Bancorp, Inc.:
- ---------------------------------
John M. Lisicki                                 James J. Alescio
President and Chief Executive Officer           Treasurer and Chief Financial
                                                Officer

Benjamin W. Ziskin
Vice President

The Board of Directors and Officers of Amsterdam Federal intend to purchase an aggregate of 68,500 shares of AFSALA Bancorp, Inc. stock.


THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                     STRUCTURE OF THE SUBSCRIPTION OFFERING

[GRAPHIC SHOWING ORGANIZATIONAL    o    Shares offered: Up to
 STRUCTURE AFTER THE CONVERSION]        1,265,000 of common stock
                                        (or 1,454,750 shares under
                                        certain circumstances)

                                   o    Price:  $10.00 per share

                                   o    Maximum purchase:
                                        15,000 shares - individual
                                        15,000 shares - persons
                                        acting in concert/groups

                                   o    Minimum purchase:
                                        25 shares

                                    CAPITAL


                 [BAR GRAPH SHOWING THE FOLLOWING INFORMATION]

                                  Tangible          Core          Risk-Based
                                  --------          ----          ----------
                                       (In millions, at March 31, 1996)

Required After Conversion            $ 2.1            $ 4.1           $ 4.5

Current Capital                        8.2              8.2             8.9

Capital After Conversion (1)          11.4             11.4            12.1


(1) Assumes the issuance of 935,000 (minimum of the estimated valuation range) shares at $10, with 50% of the net proceeds received by Amsterdam Federal offset in part by the aggregate purchase price of the common stock by the ESOP and RSP.

Folder and Management and Directors Profile
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Page 3

Inside Back Cover

             [Blank with fold over flap to hold offering materials.]

                          (Insert attached graphs here)

Folder and Management and Directors Profile
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Page 4

Back Cover

                                  [Bank Logo]

                          CALL FOR MORE INFORMATION!

                                 Stock Center
                          Amsterdam Riverfront Center
                            1300 Riverfront Center
                           Amsterdam, New York 12010
                          Telephone: (518) ___-_____

PLACARD/LOBBY POSTER FOR EACH BRANCH OFFICE - Approx. 2 1/2' X 4'
- --------------------------------------------------------------------------------

                                 [Bank's Logo]

                     AFSALA Bancorp, Inc. is Going Public!

   You may now own a part of Amsterdam Federal Savings and Loan Association by purchasing shares of stock
                 in the holding company, AFSALA Bancorp, Inc.

                         Please take a prospectus, and
               for further information about the stock offering
                           call the Stock Center at

                                (518) ___-_____



THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

NEWSPAPER ADVERTISEMENT
- --------------------------------------------------------------------------------

                                   NEW ISSUE

                            [Holding Company Logo]

            AFSALA Bancorp, Inc. the proposed holding company for
                Amsterdam Federal Savings and Loan Association
                               is going public!

           Up to 1,265,000 shares of Common Stock are being offered at a Subscription Price of $10.00 per share.

                            For Information Call:
                                 Stock Center

                           Telephone (518) ___-____

                    or stop by the Stock Center located at
                         Amsterdam Riverfront Center
                            1300 Riverfront Center
                          Amsterdam, New York 12010

The Subscription Offering period deadline is 12:00 Noon, Eastern Time ________, 1996.



THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFER CAN BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                               I M P O R T A N T
                       P  R  O  X  Y    R E  M I N D E R

- --------------------------------------------------------------------------------

                                  [Bank Logo]

YOUR VOTE ON AMSTERDAM FEDERAL'S STOCK CONVERSION IS VERY IMPORTANT.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR DEPOSIT ACCOUNT. YOUR ACCOUNT WILL CONTINUE TO BE INSURED UP TO THE MAXIMUM LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK. PLEASE ACT PROMPTLY! SIGN YOUR PROXY CARD(S) AND MAIL OR DELIVER THEM TO AMSTERDAM FEDERAL TODAY. WE RECOMMEND THAT YOU VOTE FOR THE PLAN OF CONVERSION.

                                                THE BOARD OF DIRECTORS
                                                AMSTERDAM FEDERAL SAVINGS
                                                AND LOAN ASSOCIATION

              If you have already mailed your proxy card(s), please
                 accept our thanks and disregard this request.

                      For Further Information, Please Call
                                The Stock Center

                               at (518) ___-_____



THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

N E W S  R E L E A S E                    For Additional Information Contact:
                                          Mr. John M. Lisicki
                                          President and Chief Executive Officer
                                          Amsterdam Federal Savings
                                            and Loan Association
                                          161 Church Street
                                          Amsterdam, New York 12010
Immediate Release                         (518) 842-5700
- -----------------
___________, 1996

                              AFSALA BANCORP, INC.
                               HOLDING COMPANY FOR
                 AMSTERDAM FEDERAL SAVINGS AND LOAN ASSOCIATION
                               OFFERS COMMON STOCK

On ___________, 1996 the Office of Thrift Supervision approved an application submitted by Amsterdam Federal Savings and Loan Association to convert from a federal mutual savings association to a federal stock savings bank, subject to approval by the Bank's depositors at a special meeting. The Bank has formed a holding company, AFSALA Bancorp, Inc. which is currently offering for sale shares of its common stock to depositors of Amsterdam Federal in a Subscription Offering.

Mr. John M. Lisicki, President and Chief Executive Officer of Amsterdam Federal, stated that the normal business of the Bank of accepting deposits and making mortgage loans will continue and that Amsterdam Federal will continue to emphasize customer service to its depositors and borrowers. "The stock conversion is a very positive move for us. We will continue to do what we do best, serving our customers through our array of financial products and services," stated Mr. Lisicki.

                                    # More #

N E W S  R E L E A S E
Page 2

During the Subscription Offering, which expires on ________, 1996, depositors have the opportunity to order stock in AFSALA Bancorp, Inc. Depending on market conditions and availability of shares, stock may also be offered to certain persons in a Public Offering. Up to 1,265,000 shares are being offered at a purchase price of $10.00 per share (or 1,454,750 shares under certain circumstances).

Capital Resources, Inc., a Washington, D.C. based investment banking company, is assisting Amsterdam Federal in its conversion to stock ownership and the sale of the stock in the Offering. Information relating to the Offering and the operations of the Bank is contained in the Prospectus that has been mailed to depositors of Amsterdam Federal. The Subscription Offering of stock will end at 12:00 noon Eastern time on ________, 1996.

Copies of the Prospectus, containing information relating to the Offering, may be obtained from the Stock Center located at Amsterdam Riverfront Center, 1300 Riverfront Center, Amsterdam, New York 12010. You may call the Stock Center at
(518) ___-____.



THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.




                                   ### END ###

                           AMSTERDAM FEDERAL SAVINGS
                             AND LOAN ASSOCIATION

                                 COVER LETTERS

                                      FOR

                         CONVERSION OFFERING MATERIALS

1.    Letter to Members and Friends (Closed Accounts)

August ___, 1996

Dear Members and Friends:

     The Board of Directors of Amsterdam Federal Savings and Loan Association ("Amsterdam Federal") has adopted a plan to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the "Conversion"). As a stock company, Amsterdam Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Amsterdam Federal will increase its capital and will enable Amsterdam Federal to support future banking activities. The Conversion will not affect your deposit accounts or loans with Amsterdam Federal or existing FDIC insurance coverage for your deposit accounts.

     As part of the Conversion, Amsterdam Federal has formed a holding company, AFSALA Bancorp, Inc. AFSALA Bancorp, Inc. will own all of the common stock of Amsterdam Federal. AFSALA Bancorp, Inc. is offering up to 1,265,000 shares of its common stock to customers of Amsterdam Federal at a subscription price of $10.00 per share. As a depositor on either March 31, 1995, June 30, 1996, or _______________, 1996, or, as a borrower as of January 18, 1995 and
________________, 1996, you have a preferential right to subscribe to purchase the stock of AFSALA Bancorp, Inc. during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:

     o PROSPECTUS containing detailed information about Amsterdam Federal and the stock offering. Please read the Prospectus carefully before making your investment decision.

     o BROCHURE which answers questions about the Conversion and stock offering.

     o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of AFSALA Bancorp, Inc. stock. Payment by check or written authorization to withdraw from a specified Amsterdam Federal account must accompany each order form and certification. Orders of $25,000 or more must be paid by Amsterdam Federal account withdrawals, certified funds, cashier's check, or money order. Order forms must be received by Amsterdam Federal no later than 12:00 noon, Eastern time on _________, 1996.

     If you would like to purchase AFSALA Bancorp, Inc. stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (518) ___-____.

Letter to Members and Friends
Page 2

     If you are a current member of Amsterdam Federal, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Amsterdam Federal take this important step by signing the enclosed proxy card(s), casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope.

     We believe it is in the best interest of Amsterdam Federal to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Center at (518) ___-____.

Sincerely,



John M. Lisicki
President and Chief
   Executive Officer

Enclosures
VS


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A
STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

2.   Letter for branch packages, Stock Center, non-members.

August ___, 1996

Dear Prospective Investor:

     Amsterdam Federal Savings and Loan Association ("Amsterdam Federal") is converting from a federal mutual savings and loan association to a federal stock savings bank (the "Conversion").

     As part of the Conversion, Amsterdam Federal has formed a holding company, AFSALA Bancorp, Inc. AFSALA Bancorp, Inc. will own all of the common stock of Amsterdam Federal. AFSALA Bancorp, Inc. is offering to customers of Amsterdam Federal up to 1,265,000 shares of its common stock at a purchase price of $10.00 per share. Even if you are not currently a member of Amsterdam Federal, you may have the opportunity to purchase shares without paying a fee or commission. Members have priority rights to purchase shares in the Subscription Offering and no assurance can be given that your order will be filled.

     For your convenience, enclosed are the following materials:

     o PROSPECTUS containing detailed information about Amsterdam Federal and the stock offering. Please read the prospectus carefully before making your investment decision.

     o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of AFSALA Bancorp, Inc. stock. Payment by check or written authorization to withdraw from a specified Amsterdam Federal account must accompany each order form and certification. Orders of $25,000 or more must be paid by Amsterdam Federal account withdrawals, certified funds, cashier's check or money orders. If you are interested in purchasing shares of AFSALA Bancorp, Inc. stock, your completed stock order form and certification along with payment must be received by Amsterdam Federal by no later than 12:00 noon, Eastern time on ________, 1996.


     We encourage you to review this investment opportunity carefully. If you have any questions, please call our Stock Center at (518) ___-____.

Letter for Branch Packages, Stock Center, non-members
Page 2

     We are pleased to offer you this opportunity to invest in AFSALA Bancorp, Inc.

Sincerely,



John M. Lisicki
President and Chief
  Executive Officer

Enclosures
P

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A
STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED

- ------------------------------------------------------------------------------

3.   Capital Resources Cover Letter to Blue Sky States

                     August __, 1996

To Depositors and Friends of Amsterdam Federal Savings and Loan Association:

     Capital Resources, Inc. is an NASD member broker/dealer assisting Amsterdam Federal Savings and Loan Association ("Amsterdam Federal") in its conversion from a mutual to a stock organization.

     At the request of Amsterdam Federal and AFSALA Bancorp, Inc., the proposed parent holding company of Amsterdam Federal, we enclose certain materials regarding the sale and issuance of common stock in connection with the conversion of Amsterdam Federal. These materials include a prospectus which offers you the opportunity to subscribe to purchase shares of common stock of AFSALA Bancorp, Inc.

     We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials. If you have any questions, please contact us at the Stock Center at (518) ___-____.

                                Very truly yours,




                                Capital Resources, Inc.

Enclosures
BD



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A
STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

4.   Letter to Members in "Dark Blue-Sky" States and Foreign Accounts

August ___, 1996

Dear Member:

     Amsterdam Federal Savings and Loan Association ("Amsterdam Federal") is converting from a federal mutual savings and loan association to a federal stock savings bank with the concurrent formation of a holding company, AFSALA Bancorp, Inc.

     Enclosed you will find a Proxy Statement and Prospectus describing the conversion and proxy card(s). As a current member of Amsterdam Federal, we ask you to participate in the conversion by reviewing the information provided and voting on the conversion by completing and mailing the enclosed proxy card(s) in the enclosed postage-paid envelope as soon as possible. The Board of Directors recommends that you vote in favor of the Plan of Conversion.

     Although you may vote on Amsterdam Federal's Plan of Conversion, AFSALA Bancorp, Inc. unfortunately is unable to either offer or sell its common stock to you because (i) the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise; or (ii) the small number of eligible subscribers in your jurisdiction makes registration or qualification of AFSALA Bancorp, Inc., its officers, directors, employees and persons acting on its behalf as broker/dealer in your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, neither this letter nor the enclosed material should be considered an offer to sell or a solicitation of an offer to buy the common stock of AFSALA Bancorp, Inc.

     If you have any questions about your voting rights or the conversion in general, please call the Stock Center at (518) ___-____.

Sincerely,



John M. Lisicki
President and Chief
  Executive Officer

Enclosures
J



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OF ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.